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SAGE LIFE ASSURANCE OF AMERICA, INC.
Member of Sage Insurance Group Inc.
APPLICATION FOR [BONUS]
A DEFERRED VARIABLE ANNUITY CONTRACT
[Regular Mail:  P.O. Box 4040, Hartford, CT  06101-8709
Overnight Mail:  Lock Box, 1290 Silas Deane Highway, Wethersfield, CT  06109]
1. TYPE OF CONTRACT
A. Non-Qualified:
Traditional IRA
Roth IRA
Other
B. If IRA:
Regular (Tax Year     )
Rollover
Trustee-to-Trustee Transfer
C. Optional Riders:
[Enhanced Guaranteed Minimum Death Benefit
Protection Plus
Accidental Death Benefit
Guaranteed Minimum Income Benefit
Enhanced Guaranteed Minimum Income Benefit
Other]
2. OWNER
Mr.
Mrs.
Ms.
First
Middle
Last
Other
Residence Street Address
City
State
Zip
Birthdate (Mo./Day/Yr)
M
F
Trustee
Social Security Number OR
Tax Identification Number
Phone
3. JOINT OWNER (if any)
Mr.
Mrs.
Ms.


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Other
First
Middle
Last
Birthdate (Mo/Day/Yr)
M
F
Social Security Number OR
Tax Identification Number
Relationship to Owner
Phone
4. ANNUITANT
Check here if Annuitant is same as Owner.  Then, skip to Section 5.
Mr.
Mrs.
Ms.
Other
First
Middle
Last
Residence Street Address
City
State
Zip
Birthdate (Mo/Day/Yr)
M
F
Social Security Number OR
Tax Identification Number
Relationship to Owner
Phone
5. BENEFICIARY
Name
Social Security Number
Relationship to Owner
% of Benefit
Primary:
Mr.
Mrs.
Ms.
Other
Mr.
Mrs.
Ms.
Other
Contingent: (if any)
Mr.
Mrs.
Ms.
Other
6. INITIAL PURCHASE PAYMENT
Amount $


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Type:
Check or
Wire  Payable to Sage Life
OR
1035 Exchange OR
Trustee-to-Trustee Transfer
7. REPLACEMENT
Will proposed Contract replace any existing annuities or life insurance policies? Yes No If yes, list companies and policy numbers, and attach replacement paperwork.
Companies
Policy  Numbers
8. ALLOCATING THE PURCHASE PAYMENT (If electing [Interest-Out Program], skip this section and complete Section 9. If electing Payment Protection Program, skip this section and complete Section 10.)
A. Dollar-Cost Averaging (DCA)
Do not use DCA.
Complete Section B to invest in an Asset Allocation Model Portfolio OR Complete Section C to invest in Variable and/or Fixed Sub-Accounts Use DCA for entire purchase payment. Make a monthly transfer from the ONE Sub-Account indicated below for the number of months shown.
DCA Fixed Sub-Accounts
Months Year Code
[3] [N/A] 116
[6] [N/A] 016
[12] [1] 111
[24] [2] 112
[36] [3] 113
[48] [4] 114
[60] [5] 115
Sage Money Market Sub-Account Transfers from the Money Market
Sub-Account will be made over a 12-month period unless specified below. [ ] [ ] 034 AND DCA the purchase payment INTO EITHER An Asset Allocation Model Portfolio(Complete Section B, then skip to Section 12) OR Variable Sub-Accounts (Complete Section C-1., then skip to Section 10) B. Asset Allocation Model Portfolios Please select ONLY ONE portfolio.
Model I - Strategic Income
Model II - Income & Growth
Model III - Conservative Growth
Model IV - Moderate Growth
Model V - Growth Model
VI - Aggressive Growth

These portfolios are automatically rebalanced quarterly.


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C. Allocate the Purchase Payment (Use whole percents only. Must total 100%) 1.
To Variable Sub-Accounts
AIM Variable Insurance Funds
% (234) Government Securities
% (235) Growth and Income
% (236) Value
% (237) International Equity
Alger American Fund
% (333) Income & Growth
% (334) MidCap Growth
% (335) Small Cap Eagle Asset Management
(Sage Life Investment Trust)
% (535) All-Cap Growth
INVESCO
% (733) Blue Chip Growth
% (734) Financial Services
% (735) Health
Sciences
% (736) Technology MFS Variable Insurance TrustSM
% (530) Total Return
% (531) Investors Trust
% (532) High Income
% (533) Research
% (534) Capital Opportunities
Morgan Stanley Universal Institutional Funds
% (633) Value
% (634) Mid Cap Value
% (635) Global Value Equity
Oppenheimer Variable Account Funds
% (636) Bond/VA
% (637) Cap Appreciation/VA
% (638) Main Street Small Cap/VA
Sage Life Investment Trust
% (032) Money Market
% (731) S&P 500 Index
% (536) Nasdaq-100 Index
T.Rowe Price Equity Series
% (933) Equity Income
% (934) Mid-Cap Growth
% (935) Personal Strategy Balanced
2. To Fixed Sub-Accounts
% (101) 1 year
% (102) 2 year
% (103) 3 year
% (104) 4 year
% (105) 5 year
% (107) 7 year
% (110) 10 year

9. [INTEREST-OUT PROGRAM] (Skip this section if you completed any part of Section 8.) Yes. Sign me up for Interest Out Program 1-Year Fixed Sub-Account


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1-Year DCA Fixed Sub-Account
AND
Variable Sub-Accounts (See information at right.)
List the names of the Variable Sub-Accounts you want to use in your [Interest-Out Program.] Please include the percentages for each Sub-Account. (Use whole percents only. Must total 100%. If you need additional space, use
Section 15.)
%
%
%
%
%
%
10. P3 - PAYMENT PROTECTION PROGRAM (Skip this section if you completed any part of Section 8.)
Yes. Sign me up for P3, the Payment Protection Program
Fixed Account Guaranteed Period (years):
1 2 3 4 5 7 10
AND
Variable Sub-Accounts (See information at right.)
List the names of the Variable Sub-Accounts you want to use in your Payment Protection Program. Please include the percentages for each Sub-Account.
(Use whole percents only. Must total 100%. If you need additional space, use Section 15.)
%
%
%
%
%
%
ll.  AUTOMATIC PORTFOLIO REBALANCING (Skip if electing an Asset Allocation
Model Portfolio.)
Please rebalance the Variable Sub-Accounts.
Yes
No
If yes:
Quarterly
Semi-annually
Annually (All on a calendar basis.)
12. AUTHORITY FOR TELEPHONE/INTERNET TRANSFERS
I have read and understand the Telephone and Internet Transaction sections of the prospectus.
Please issue a Personal  Identification Number (PIN) to me.
Yes
No
I (Owner's initials) authorize you to provide my PIN to my Registered Representative so he/she can make telephone and Internet transfers between Sub-Accounts on my behalf.
Yes
No
13. SYSTEMATIC WITHDRAWAL PROGRAM (Not available while you are participating in the DCA program.)


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Withdrawals prior to age 59-1/2 may be subject to a 10% IRS penalty. Please consult your tax advisor. If a withdrawal is requested by mail, please allow delivery time via first-class mail from the date of withdrawal. If the withdrawal is requested by direct deposit, it will be credited to your account within three business days of the withdrawal date. Payment Frequency:
Monthly
Quarterly
Semi-annually
Annually
Start Date:
As soon as possible
Start on / /
(If you do not select a day, Sage will use the day of each month that corresponds to your Contract Date. If the date is not a business day, Sage will use the next following business day.) Amount of Withdrawal: Dollar Amount: $ ($100 minimum. We will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis unless you tell us otherwise. Dollar amount withdrawals from a Fixed Sub-Account may be subject to a market value adjustment. Any amount in excess of the free withdrawal amount may be subject to a surrender charge.)

Earnings in prior period. (We will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis.)
Withholding Election Information:
Do not withhold federal income tax.
Withhold federal income tax (10% of taxable portion of each payment). Direct Deposit of Systematic Withdrawals: Yes, please deposit my withdrawal into my bank account. (You may terminate this agreement at any time by giving Sage Life 30 days advance written notice. This notification shall apply only to payments initiated by Sage Life after the 30-day period.) Name of Bank Telephone Number Street Address City State Zip code Account Number (attach an unsigned voided check) Bank ABA (first 9 numbers at bottom of check) Type of Account: Checking Savings

14. DOCUMENT DELIVERY METHOD For each document, please select only ONE delivery method: Delivery Method U.S. Mail e-mail CD* Prospectuses


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Annual/Semi-annual  Fund  Reports
Product/Fund Prospectus
Supplements
Quarterly Statements and Transaction Confirmations
E-mail address
* Consistent with federal law, we use e-mail to request your consent to electronic delivery. We will not use your address otherwise without your consent. Sage Life reserves right to deliver all documents in paper form via U.S. Mail.
I (Applicant/Owner) request delivery of the documents listed below via the method I have selected.

For CD delivery, I know my computer must have a CD-ROM drive and Internet browser.

For e-mail delivery, I know my computer must have e-mail capability, Web access, and a browser.

Browsers such as Netscape Navigator 2.0, Microsoft Internet Explorer 2.0, or later versions may be used. Prospectuses, annual/semi-annual reports, and product/fund prospectus supplements will be delivered using PDF file format. To read them, Adobe Acrobat Reader, which can be downloaded free from www.adobe.com, must be installed on my computer.
I understand I may amend the delivery method including requiring delivery in paper form by Calling 1-877-TEL-SAGE (1-877-835-7243) Using Sage Life's Web site: www.sageusa.com Writing Sage Life's Customer Service Center P.O. Box 290680, Wethersfield, CT 06129-0680.

15. SPECIAL REQUESTS

16. AMENDMENTS OR CORRECTIONS (if any)

17. SUITABILITY, AGREEMENT AND SIGNATURES Suitability: By signing below, I acknowledge receiving the current Variable Annuity Prospectus and understand Income Payments and Surrender Values, when based upon the investment experience of the Variable Account, may increase or decrease, depending upon investment experience for the Contract and are not guaranteed as to dollar amount.

Agreement: I agree that my acceptance of the annuity applied for will constitute approval by me of any amendments or corrections made in item 16 above. However, I must agree in writing to any changes in: amounts; ages; plan of annuity; and benefits. (Use of "I", "me", and "my" in this application includes multiple Owners, if applicable, and the Annuitant, where Annuitant's consent or other action is required.)
Signed at
City
State
On
Date
Applicant/Owner
Joint Owner
Annuitant  (If other than Owner)

[FLORIDA Notice to Applicants: any person who knowingly, and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
MAINE Notice to Applicants: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefit.
18. Registered  Representative's Report
Do you have reason to believe the Contract applied for may replace an existing annuity or insurance policy?
Yes
No
If yes:
Carrier
Policy Number
Section 1035 Exchange?
Yes
No
Print Registered Rep's Legal Name
SSN or TIN
License Number (Florida only)
Agency Name/Broker-Dealer/Branch Registered Rep's Business Address Business Phone Signature of Registered Rep Registered Rep's E-mail Address Program designation:
1
2
3
Once selected, program cannot be changed.
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Sage Life Assurance of America, Inc.
Member of Sage Insurance Group Inc.
Visit us at www.sageusa.com
Executive Office
300 Atlantic Street
Stamford, CT  06901